                                                       As filed with the Securities and Exchange Commission on September 15, 2003
                                                                                                                                Registration No. 333-74206

     United States
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO THE
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2675207
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois  60007
(Address of Principal Executive Offices; Zip Code)

United Airlines Ground Employee 401(k) Plan
(Full title of the plan)

Paul R. Lovejoy, Esq.
Senior Vice President, General Counsel and Secretary
UAL Corporation
P. O. Box 66919
Chicago, Illinois 60666
(847) 700-4000
(Name, address and telephone number, including area code, of agent for service)

PART I
EXPLANATORY NOTE

                               UAL Corporation, a Delaware corporation (the "Company"), previously registered shares of its common stock, par value $.01 per share ("Common Stock"), on Form S-8, File No. 333-74206. This Post-Effective Amendment No. 1 is being filed to remove from registration all shares of Common Stock which remain unsold thereunder.

SIGNATURES

                          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Elk Grove Township, Illinois, on this 12th day of September, 2003.

UAL CORPORATION

By: /s/ Paul R. Lovejoy
Name: Paul R. Lovejoy
Title: Senior Vice President,
General Counsel and Secretary